UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2010

MSC Industrial Direct Co., Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) and (e)  On October 21, 2010, MSC Industrial Direct Co., Inc. (the "Company") announced a management succession plan pursuant to which Mr. David Sandler, the Company's President and Chief Executive Officer, will continue in his current role through December 31, 2012, or no later than December 31, 2013 as determined by the Company's Board of Directors, and then serve as Vice Chairman of the Board for four years.  Mr. Erik Gershwind, Executive Vice President and Chief Operating Officer, has been identified by the Board as the successor to Mr. Sandler as the Company's Chief Executive Officer.  The Company also announced that Mr. Gershwind has been elected to the Board.  The election was made on October 19, 2010 with the size of the Board being increased from 8 to 9 members.

In fiscal year 2010, Mr. Gershwind was compensated with a base salary of $294,356.  In addition, on October 13, 2009, as part of the Company's annual equity award grants for fiscal 2009, Mr. Gershwind received a stock award of 3,192 restricted shares of the Company’s Class A common stock, with an aggregate fair market value of $140,991 on the date of grant, and a grant of 18,928 options to purchase shares of the Company’s Class A common stock at an exercise price of $44.17 per share, and a Black-Scholes value of $12.49 per share.  No incentive bonus was awarded for fiscal 2009.  Mr. Gershwind also received $4,928 as part of a special payment in the amount of one week’s base salary, which was made to all Company employees, in recognition of the collective efforts of the Company’s employees on behalf of the Company in the difficult economic environment during fiscal 2009.  Mr. Gershwind's current annual base salary is $307,000 per annum.  On October 19, 2010, as part of the Company's annual equity award grants for fiscal 2010, Mr. Gershwind received a stock award of 4,768 restricted shares of the Company’s Class A common stock, with an aggregate fair market value of $260,000 on the date of grant, and a grant of 32,743 options to purchase shares of the Company’s Class A common stock at an exercise price of $54.52 per share, and an estimated Black-Scholes value of $14.44 per share.  Mr. Gershwind also received $300,000 as compensation for fiscal year 2010 under the Company’s annual incentive bonus program and an additional bonus of $25,000 for fiscal 2010 (which was generally paid to participants under the annual incentive bonus program in recognition that the maximum payout levels under the 2010 plan did not appropriately account for a range of EPS performance in excess of the target performance level).  In addition, Mr. Gershwind will participate in the Company’s annual cash incentive bonus program for fiscal year 2011 and is entitled to participate in all of the employee benefit plans available to executives.

Mr. Gershwind is the nephew of Mitchell Jacobson, the Company’s Chairman of the Board, and the son of Marjorie Gershwind, Mr. Jacobson's sister.  Mr. Jacobson and Ms. Gershwind are also principal shareholders of the Company.

Grant of Restricted Stock Units to David Sandler, Chief Executive Officer

On October 19, 2010, the Compensation Committee of the Board of Directors of the Company approved the grant of a Restricted Stock Unit Agreement (the “RSU Agreement”) to Mr. David Sandler, the Company’s Chief Executive Officer.  The RSU Agreement covers 183,418 shares and provides for vesting in two installments, contingent on the Company having at least $125 million of net income during either fiscal 2011 or fiscal 2012 and Mr. Sandler satisfying the service conditions of the RSU Agreement.  Assuming satisfaction of the performance condition, two-thirds of the award will vest if Mr. Sandler continues to serve as Chief Executive Officer through December 31, 2012, as such date may be accelerated or extended by the Board of Directors, provided that such date may not be extended beyond December 31, 2013 (such date, as accelerated or extended, the “Succession Date”).  In addition, vesting is conditioned on Mr. Sandler serving as Vice Chairman of the Board for a period of two years commencing on the Succession Date and serving as interim Chief Executive Officer at the request of the Board at any time during the two-year period commencing on the Succession Date in the event that Mr. Sandler’s successor is no longer serving as Chief Executive Officer for any reason.  Assuming satisfaction of the performance condition, the remaining one-third of the award will vest if Mr. Sandler satisfies the aforementioned service conditions and continues to serve as Vice Chairman of the Board for an additional period of two years.  In the event of a change in control of the Company, the performance condition shall be waived and the award will settle in cash and vest upon the earlier of the satisfaction of the service conditions or the termination of Mr. Sandler without cause (as defined in the Second Amended CIC discussed below) or the termination by Mr. Sandler of his employment due to a change in the circumstances of employment (as defined in the Second Amended CIC discussed below).

The value of each restricted stock unit is equal to the fair market value of one share of the Company’s Class A Common Stock on the date of the grant and will change as the value of the Company’s shares change.  All restricted stock units that vest, including dividend equivalents on the vested portion of the grant, will be settled in shares of the Company.

The Committee approved the RSU Agreement as part of the Company’s long-term succession planning, as well as to retain and incentivize Mr. Sandler to provide succession services.  In determining the amount and form of the RSU Agreement, the Committee also determined that Mr. Sandler would not receive annual equity incentive awards that Mr. Sandler otherwise would have been eligible to receive in October 2010 and October 2011, and structured the RSU Agreement, in part, to replace these annual equity incentive awards.  The RSU Agreement is subject to the clawback provisions of the Company’s Executive Incentive Compensation Recoupment Policy, which is described in the Company’s definitive proxy statement filed on December 4, 2009.

The description of the RSU Agreement herein is subject to and qualified by reference to the terms of the RSU Agreement, which is filed as exhibit to this Form 8-K and incorporated by reference herein.

Amendment to Mr. Sandler’s Change in Control Agreement

Also on October 19, 2010 and in connection with the RSU Agreement, the Company entered into a Second Amended and Restated Agreement (the “Second Amended CIC”) with Mr. Sandler, which amends and restates Mr. Sandler’s change in control severance agreement.  The Second Amended CIC effects a number of changes in Mr. Sandler’s change in control severance agreement.  Among the changes made are: (i) the lump sum payment of $1.2 million previously payable in the event of a change in control is eliminated; (ii) the severance payment due following a termination without cause or a termination by Mr. Sandler due to a change in the circumstances of employment is reduced from five times to three times base salary and annual bonus; (iii) the period following a change in control within which a termination of employment must occur in order to entitle Mr. Sandler to a severance payment is reduced from five years to two years; (iv) any severance benefits will no longer be grossed up, but rather will be subject to reduction to the extent that the after-tax payments to Mr. Sandler would be increased; and (v) the Second Amended CIC will terminate upon the Succession Date.

The description of the Second Amended CIC herein is subject to and qualified by reference to the terms of the Second Amended CIC, which is filed as exhibit to this Form 8-K and incorporated by reference herein.

On October 21, 2010, the Company issued a press release announcing its management succession plan and the election of Mr. Gershwind to the Board.  The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits

Exhibit

10.01	Restricted Stock Unit Agreement awarded to David Sandler, dated October 19, 2010
10.02	Second Amended and Restated Agreement dated October 19, 2010 between the Company and David Sandler
99.1	Press Release announcing management succession plan, dated October 21, 2010, issued by MSC Industrial Direct Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: October 21, 2010	By:	/s/ Shelley M. Boxer
		Name:	Shelley M. Boxer
		Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description

10.01	Restricted Stock Unit Agreement awarded to David Sandler, dated October 19, 2010
10.02	Second Amended and Restated Agreement dated October 19, 2010 between the Company and David Sandler
99.1	Press Release announcing management succession plan, dated October 21, 2010, issued by MSC Industrial Direct Co., Inc.